SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 4, 2005

THE EMPIRE DISTRICT ELECTRIC COMPANY

(Exact name of registrant as specified in charter)

Kansas

(State or other jurisdiction of incorporation)

1-3368	44-0236370
(Commission File Number)	(IRS Employer Identification Number)

602 Joplin Street, Joplin, Missouri	64801
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (417) 625-5100

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 8 – OTHER EVENTS

Item 8.01.                                              Other Events.

On February 4, 2005, The Empire District Electric Company filed an application with the Missouri Public Service Commission to initiate a process whereby Empire may obtain a certificate of convenience and necessity to participate in a steam electric generating station in Platte County, Missouri (Iatan Unit 2), and in connection therewith, obtain approval of an Experimental Regulatory Plan that will provide adequate assurance to potential investors to make financial options available to Empire concerning this, or other baseload generation options. Empire is considering owning up to 200 MWs of the 800-900 MW Iatan Unit 2, although Empire is not committed to own any of the unit at this time. The unit would be paid for by the joint owners on a pro rata basis depending on percentage of ownership.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01.                                              Financial Statements and Exhibits.

(c)                                  Exhibits.  The following exhibits are furnished herewith:

Exhibit No.	Description

99.1	Application for Certificate of Public Convenience and Necessity and Approval of an Experimental Regulatory Plan Related to Generation Plant, filed February 4, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE EMPIRE DISTRICT ELECTRIC COMPANY

	By	/s/	Gregory A. Knapp
		Name:	Gregory A. Knapp
		Title:	Vice President – Finance and Chief Financial Officer

Dated: February 8, 2005

Exhibit Index

Exhibit Number	Description

99.1	Application for Certificate of Public Convenience and Necessity and Approval of an Experimental Regulatory Plan Related to Generation Plant, filed February 4, 2005.